Exhibit 32.4

Statement of Chief Financial Officer

Pursuant to 18 U.S.C. Sec 1350, as created by Section 906 of the
Sarbanes-Oxley Act of 2002, the undersigned Chief Financial Officer of Southern California Gas Company (the "Company") certifies that:

(i)	the Quarterly Report on Form 10-Q of the Company filed with
the Securities and Exchange Commission for the quarterly period ended September 30, 2004 (the "Quarterly Report") fully complies with the requirements of Section 13(a) or
Section 15(d), as applicable, of the Securities Exchange
Act of 1934, as amended; and

(ii)	the information contained in the Quarterly Report fairly
presents, in all material respects, the financial condition and results of operations of the Company.



November 4, 2004
                                               /S/ STEVEN D. DAVIS
                                             ______________________
                                               Steven D. Davis
                                               Chief Financial Officer